EXHIBIT 99.1

S&W Announces Third Quarter Fiscal 2022 Financial Results

For Immediate Release

Company Contact:Investor Contact:

Betsy Horton, Chief Financial Officer Robert Blum

S&W Seed CompanyLytham Partners, LLC
Phone: (720) 593-3570Phone: (602) 889-9700
www.swseedco.comsanw@lythampartners.comwww.lythampartners.com

LONGMONT, Colorado – May 16, 2022 – S&W Seed Company (Nasdaq: SANW) today announced financial results for the third quarter of fiscal year 2022 ended March 31, 2022.

“Over the last few months, S&W has undergone a strategic review of its operations and future growth opportunities to identify key centers of value, while moving to align our cost structure to support those key centers and assess other potential value generating transactions to drive the business towards profitability,” commented Mark Wong, President & CEO of S&W Seed Company. “Going forward, we intend to primarily focus our efforts on three key components of value within S&W, including our U.S. sorghum operations led by Double Team, our international forage operations, and our specialty crops consisting of stevia and camelina. Additionally, we are working on various alternative strategies for unlocking value within our U.S. forage operations, which includes unique germplasm, as well as valuable research and production facilities. The culmination of this focus should position S&W to drive towards profitability and enable value creation in the years to come as we work to further grow market share and prove out high potential opportunities.”

“We continue to expect the Double Team sorghum solution to be a lead value driver for us. We are currently working on maximizing our production capabilities to meet the strong demand in the market as well as potential licensing opportunities. The farmer response, shown by strong sales of the product in this first year, has been tremendous, reinforcing our vision of revolutionizing the sorghum market by introducing a first of its kind non-GMO herbicide tolerant solution.”

“In connection with the strategic review, we plan to take certain steps that are expected to reduce our annual operating expenses by approximately $5 million, are exploring the possibility of combining our wheat efforts in Australia and are taking steps to rationalize our European sunflower operations. Further, during February and March 2022, we raised approximately $11.2 million through a combination of a private placement and ATM sales to help improve our balance sheet,” Wong concluded.

ATM Sales and Private Placement

On February 18, 2022, S&W Seed Company entered into a Securities Purchase Agreement with MFP Partners, L.P., pursuant to which the Company sold and issued equity securities in a private placement for aggregate gross proceeds of approximately $5.0 million.

For the three months ended March 31, 2022, the Company received gross proceeds of approximately $6.2 million from the sale of 2,633,900 shares of its common stock pursuant to an At Market Issuance Sales Agreement.

Financial Results

Core Revenue (which we define as total revenue, excluding product revenue attributable to Pioneer) for the third quarter of fiscal 2022 was $23.2 million, compared to Core Revenue for the third quarter of fiscal 2021 of $23.9 million, a decrease of ($0.7) million or (2.9%).

As announced in May 2019, S&W entered into a termination agreement and an alfalfa license agreement with Pioneer Hi-Bred International, a subsidiary of Corteva Agriscience, to replace its prior alfalfa distribution agreement with Pioneer. Due to these agreements with Pioneer, S&W discloses Core Revenue as a metric to track performance of its business for periods in which product revenue attributable to Pioneer is reflected. The decrease in Core Revenue for the third quarter of fiscal 2022 can be primarily attributed to lower sales into Australia and South Africa regions, offset by higher sales in the United States.

Total revenue for the third quarter of fiscal 2022 was $23.2 million, compared to total revenue for the third quarter of fiscal 2021 of $32.4 million. As of March 31, 2021, S&W had fully recorded all revenue from Pioneer under the May 2019 agreement. During the three months ended March 31, 2022, S&W recorded no sales to Pioneer, compared to $8.5 million for the three months ended March 31, 2021.

GAAP gross margins during the third quarter of fiscal 2022 were 11.7% compared to GAAP gross margins of 19.1% in the third quarter of fiscal 2021. Adjusted gross margins, excluding the impact of inventory write-downs (see Table A1), were 16.6% in the third quarter of fiscal 2022 compared to 20.0% in the third quarter of fiscal 2021.

GAAP operating expenses for the third quarter of fiscal 2022 were $8.9 million, compared to $8.2 million in the third quarter of fiscal 2021. Operating expenses for the third quarter of fiscal 2021 included the impact of a one-time $1.3 million gain on the sale of the Five Points facility in January 2021.

GAAP net loss for the third quarter of fiscal 2022 was $(7.4) million, or $(0.19) per basic and diluted share, compared to GAAP net loss of $(1.8) million, or $(0.05) per basic and diluted share, in the third quarter of fiscal 2021.

Adjusted net loss (see Table A2) for the third quarter of fiscal 2022 was $(7.2) million, or $(0.18) per basic and diluted share, excluding change in contingent consideration obligation, and interest expense – amortization of debt discount. Adjusted net loss (see Table A2) for the third quarter of fiscal 2021, excluding change in contingent consideration obligation and interest expense – amortization of debt discount, was $(2.4) million, or $(0.07) per basic and diluted share.

Adjusted EBITDA (see Table B) for the third quarter of fiscal 2022 was $(4.5) million, compared to adjusted EBITDA of $(0.2) million in the third quarter of fiscal 2021.

Fiscal 2022 Revenue Guidance

S&W continues to expect fiscal 2022 Core Revenue and Total Revenue to be within a range of $80 to $85 million, representing an expected increase of 15% to 20% compared to fiscal 2021 Core Revenue of $69.8 million.

Conference Call

S&W Seed Company has scheduled a conference call for Monday, May 16, 2022, at 11:00 am ET (8:00 am PT) to review these results and provide more information regarding the Company’s recent strategic review. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #7014747. A webcast replay will be available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors for 30 days.

Accompanying today's financial results, the company has issued a slide presentation further discussing its important components of its strategic review and focus on key centers of value which will be accessible on the Investor Relations section of the Company's website at http://www.swseedco.com/investors.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted gross margins; adjusted net loss; adjusted net loss per share; and adjusted EBITDA. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A-1, A-2 and B accompanying this release.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our Consolidated Statement of Operations, backing out non-recurring or unique items or items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude from operating expenses a portion of SG&A expense related to non-recurring transaction expenses related to acquisitions. Such acquisition-related expenses include non-recurring transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Change in contingent consideration obligation.  The change in contingent consideration obligation represents our estimated change in the value of contingent earn-out related to the February 2020 acquisition of Pasture Genetics.  These amounts are non-cash and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount.  Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted gross margins.  We define adjusted gross margins as gross margins, adjusted to exclude the impact of inventory write-downs. We believe that the use of adjusted gross margins is useful to investors and other users of our financial statements in evaluating our operating performance because it provides a method to compare our operating results to prior periods and to peer companies after making adjustments for amounts that can vary significantly from period to period.

Adjusted net loss and loss per share.  We define non-GAAP net loss as net loss less non-recurring transaction costs, change in contingent consideration obligation and interest expense - amortization of debt discount. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net loss, adjusted to exclude non-recurring transaction costs from SG&A, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in contingent consideration obligation, interest expense – amortization of debt discount, interest expense, gain on sale of marketable securities and provision for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

Financial Tables

For a complete press release including financial tables, please view online at: https://swseedco.com/investors/press-releases/

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa, sorghum and pasture seeds, with significant research and development, production and distribution capabilities. S&W’s product portfolio also includes hybrid sunflower and wheat and the company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” Forward-looking statements in this release include, but are not limited to: the implementation and anticipated benefits of our strategic review of our operations and future growth opportunities, including its impact on our positioning for improved financial performance; enablement of value creation and ability to drive the business towards profitability; our expectations for Double Team to be a lead value driver; our plans to take steps to reduce operating expenses and the results of those steps; our strategy regarding Double Team, including pursuit of potential licensing opportunities and our vision of revolutionizing the sorghum market; the potential joint venture with Trigall Genetics; our guidance on Core Revenue and Total Revenue for the fiscal year ending June 30, 2022; and our plans for the advancement of our business strategy.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties related to: the continued effects of the COVID-19 pandemic on our business and operations; our need to comply with the financial covenants included in our loan agreements, refinance certain of our credit facilities and raise additional capital in the future and our ability to continue as a “going concern”; the preliminary, nonbinding discussions with Trigall Genetics may not result in a consummated transaction; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products, including Double Team, may not yield their anticipated benefits; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; demand for our Double Team sorghum solution may not be as strong as expected; our business strategic initiatives may not achieve the expected results; previously experienced logistical challenges in shipping and transportation of our products may become amplified, delaying our ability to recognize revenue and decreasing our gross margins; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2021 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Revenue	$23,186,877	$32,376,697	$51,349,967	$61,283,414
Cost of revenue	20,481,463	26,206,066	43,857,520	51,293,692
Gross profit	2,705,414	6,170,631	7,492,447	9,989,722
Operating expenses
Selling, general and administrative expenses	5,582,060	5,797,322	18,260,785	16,402,352
Research and development expenses	1,904,631	2,357,905	6,010,172	6,483,894
Depreciation and amortization	1,379,856	1,336,798	4,084,554	4,126,776
Loss (gain) on disposal of property, plant and equipment	49,796	(1,311,346)	13,957	(1,353,415)
Total operating expenses	8,916,343	8,180,679	28,369,468	25,659,607
Loss from operations	(6,210,929)	(2,010,048)	(20,877,021)	(15,669,885)
Other expense
Foreign currency gain	146,935	87,849	567,963	(16,704)
Change in contingent consideration obligation	(185,800)	(683,611)	(714,429)	(248,092)
Interest expense - amortization of debt discount	246,801	133,941	660,191	501,601
Interest expense	589,696	558,494	1,721,646	1,736,836
Gain on sale of marketable security	(68,967)	—	(68,967)	—
Loss before income taxes	(6,939,594)	(2,106,721)	(23,043,425)	(17,643,526)
Provision (benefit) for income taxes	322,661	(257,633)	414,636	(213,320)
Net loss	$(7,262,255)	$(1,849,088)	$(23,458,061)	$(17,430,206)
Net income (loss) attributed to noncontrolling interests	42,668	(1,796)	41,939	56,298
Net loss attributable to S&W Seed Company	$(7,304,923)	$(1,847,292)	$(23,500,000)	$(17,486,504)

Calculation of net loss for earnings (loss) per share:
Net loss attributable to S&W Seed Company	$(7,304,923)	$(1,847,292)	$(23,500,000)	$(17,486,504)
Dividends accrued for participating securities and accretion	$(53,195)	$-	$(53,195)	$-
Net loss attributed to common shareholders	$(7,358,118)	$(1,847,292)	$(23,553,195)	$(17,486,504)

Net loss attributable to S&W Seed Company per common share:
Basic	$(0.19)	$(0.05)	$(0.62)	$(0.51)
Diluted	$(0.19)	$(0.05)	$(0.62)	$(0.51)
Weighted average number of common shares outstanding:
Basic	39,515,547	34,945,476	38,240,917	33,976,517
Diluted	39,515,547	34,945,476	38,240,917	33,976,517

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN GROSS PROFIT AND NON-GAAP ADJUSTED GROSS PROFIT
(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Gross profit	$2,705,414	$6,170,631	$7,492,447	$9,989,722

Inventory write-downs	1,135,194	307,325	1,877,229	1,253,073

Non-GAAP adjusted gross profit	$3,840,608	$6,477,956	$9,369,676	$11,242,795

Non-GAAP adjusted gross margin	16.6%	20.0%	18.2%	18.3%

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Net loss attributable to S&W Seed Company	$(7,304,923)	$(1,847,292)	$(23,500,000)	$(17,486,504)

Non-recurring transaction costs	-	-	-	20,000

Change in contingent consideration obligation	(185,800)	(683,611)	(714,429)	(248,092)

Interest expense - amortization of debt discount	246,801	133,941	660,191	501,601

Non-GAAP adjusted net loss	$(7,243,922)	$(2,396,962)	$(23,554,238)	$(17,212,995)

Non-GAAP adjusted net loss attributable to S&W Seed Company per common share:
Basic	$(0.18)	$(0.07)	$(0.62)	$(0.51)
Diluted	$(0.18)	$(0.07)	$(0.62)	$(0.51)
Weighted average number of common shares outstanding:
Basic	39,515,547	34,945,476	38,240,917	33,976,517
Diluted	39,515,547	34,945,476	38,240,917	33,976,517

TABLE B

S&W SEED COMPANY

ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	March 31		March 31
	2022	2021	2022	2021
Net loss attributed to S&W Seed Company	$(7,304,923)	(1,847,292)	$(23,500,000)	$(17,486,504)

Non-recurring transaction costs	-	-	-	20,000

Non-cash stock-based compensation	413,293	421,814	1,821,808	1,303,439

Depreciation and amortization	1,379,856	1,336,798	4,084,554	4,126,776

Foreign currency gain	146,935	87,849	567,963	(16,704)

Change in contingent consideration obligation	(185,800)	(683,611)	(714,429)	(248,092)

Interest expense - amortization of debt discount	246,801	133,941	660,191	501,601

Interest expense	589,696	558,494	1,721,646	1,736,836

Gain on sale of marketable securities	(68,967)	-	(68,967)	-

Provision for income taxes	322,661	(257,633)	414,636	(213,320)

Non-GAAP adjusted EBITDA	$(4,460,448)	(249,640)	$(15,012,598)	$(10,275,968)

S&W SEED COMPANY

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	June 30,
	2021	2021
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,141,919	$3,527,937
Accounts receivable, net	23,559,952	19,389,213
Inventories, net	71,917,710	63,395,256
Prepaid expenses and other current assets	1,181,307	1,555,530
TOTAL CURRENT ASSETS	99,800,888	87,867,936
Property, plant and equipment, net	17,466,927	17,740,974
Intangibles, net	35,303,431	37,130,942
Goodwill	1,649,211	1,651,634
Other assets	5,936,816	7,079,490
TOTAL ASSETS	$160,157,273	$151,470,976
LIABILITIES, SERIES B CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$25,004,563	$15,947,918
Deferred revenue	3,056,588	385,328
Accrued expenses and other current liabilities	9,497,053	9,134,869
Current portion of working capital lines of credit, net	13,678,143	33,946,565
Current portion of long-term debt, net	8,424,681	1,681,166
TOTAL CURRENT LIABILITIES	59,661,028	61,095,846
Long-term working capital lines of credit, less current portion	23,590,666	—
Long-term debt, net, less current portion	4,966,090	11,590,500
Contingent consideration obligation	—	741,552
Other non-current liabilities	3,430,750	3,649,885
TOTAL LIABILITIES	91,648,534	77,077,783
SERIES B CONVERTIBLE PREFERRED STOCK
Preferred stock, $0.001 par value; 3,323 shares authorized; 1,695 shares issued and outstanding	4,691,716	—
TOTAL SERIES B CONVERTIBLE PREFERRED STOCK	4,691,716	—
STOCKHOLDERS' EQUITY	.
Common stock, $0.001 par value; 75,000,000 shares authorized; 41,565,768 issued and 41,540,768 outstanding at March 31, 2022; 36,772,983 issued and 36,747,983 outstanding at June 30, 2021;	41,566	36,773
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	162,342,148	149,684,357
Accumulated deficit	(92,865,104)	(69,311,909)
Accumulated other comprehensive loss	(5,578,324)	(5,850,826)
Noncontrolling interests	10,933	(31,006)
TOTAL STOCKHOLDERS' EQUITY	63,817,023	74,393,193
TOTAL LIABILITIES, SERIES B CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$160,157,273	$151,470,976

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23,458,061)	$(17,430,206)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities
Stock-based compensation	1,821,808	1,303,439
Change in allowance for doubtful accounts	200,458	(234,270)
Inventory write-down	1,877,229	1,253,073
Depreciation and amortization	4,084,554	4,126,776
Loss (gain) on disposal of property, plant and equipment	13,957	(1,353,415)
Change in foreign exchange contracts	46,157	(94,123)
Change in contingent consideration obligation	(714,429)	(248,092)
Amortization of debt discount	660,191	501,601
Changes in:	-	-
Accounts receivable	(4,272,470)	(3,934,992)
Inventories	(10,256,441)	(1,410,638)
Prepaid expenses and other current assets	363,963	475,607
Other non-current asset	(152,621)	53,924
Accounts payable	8,866,376	13,560,980
Deferred revenue	2,670,287	(4,425,381)
Accrued expenses and other current liabilities	360,147	(1,951,704)
Other non-current liabilities	(117,524)	(41,940)
Net cash used in operating activities	(18,006,419)	(9,849,361)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,637,547)	(772,531)
Proceeds from disposal of property, plant and equipment	79,862	643,194
Net proceeds from the sale of marketable securities	988,504	-
Proceeds from sale of assets held for sale	-	2,229,352
Acquisition of germplasm	-	(8,499)
Net cash (used in) provided by investing activities	(569,181)	2,091,516
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	10,657,775	5,127,917
Net proceeds from sale of preferred stock	5,000,250	-
Taxes paid related to net share settlements of stock-based compensation awards	(178,727)	(76,392)
Borrowings and repayments on lines of credit, net	2,757,274	5,744,377
Borrowings of long-term	860,801	152,200
Debt issuance costs	(169,901)	(93,670)
Repayments of long-term debt	(1,027,959)	(4,189,648)
Net cash provided by financing activities	17,899,513	6,664,784
EFFECT OF EXCHANGE RATE CHANGES ON CASH	290,069	334,478
NET DECREASE IN CASH & CASH EQUIVALENTS	(386,018)	(758,583)
CASH AND CASH EQUIVALENTS, beginning of the period	3,527,937	4,123,094
CASH AND CASH EQUIVALENTS, end of period	$3,141,919	$3,364,511